NUMBER	SHARES
________-C

CHINA EVERGREEN ACQUISITION CORP.

INCORPORATED UNDER THE LAWS OF THE CAYMAN ISLANDS

ORDINARY SHARES

SEE REVERSE FOR

CERTAIN DEFINITIONS

This Certifies that	CUSIP G2112Q 106

is the owner of

FULLY PAID AND NON-ASSESSABLE ORDINARY SHARES OF PAR VALUE OF $.0001 EACH OF

CHINA EVERGREEN ACQUISITION CORP.

transferable on the books of the Company in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

The Company will be forced to liquidate if it is unable to complete a business combination within twenty four months from the consummation of the Company’s initial public offering, as more fully described in the Company’s final prospectus dated ________, 2008

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

Dated:

CHAIRMAN	AUTHORIZED OFFICER

China Evergreen Acquisition Corp.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM –	as tenants in common	UNIF GIFT MIN ACT - _____ Custodian ______
TEN ENT –	as tenants by the entireties	(Cust) (Minor)
JT TEN –	as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts to Minors Act ______________ (State)

Additional Abbreviations may also be used though not in the above list.

The Company will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Memorandum and Articles of Association and all amendments thereto and resolutions of the Board of Directors providing for the issue of Ordinary Shares (copies of which may be obtained from the secretary of the Company), to all of which the holder of this certificate by acceptance hereof assents.

For value received, ___________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE/TRANSFEREE)

ordinary shares

represented by the within Certificate, and do hereby irrevocably constitute and appoint _____________________________________________________________________ Attorney to transfer the said stock on the books of the within named Company will full power of substitution in the premises.

Dated _____________________

Notice:	The signature to this assignment/transfer must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

The holder of this certificate shall be entitled to receive funds from the trust fund only in the event of the Company’s liquidation upon failure to consummate a business combination or if the holder seeks to redeem his respective shares for cash upon a business combination which he voted against and which is actually completed by the Company. In no other circumstances shall the holder have any right or interest of any kind in or to the trust fund.